UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

Forestar Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006

(Address of principal executive offices)

(817) 769-1860

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2019, M. Ashton Hudson resigned from his position as a director of Forestar Group Inc. (the “Company”).

On August 2, 2019, the Company’s board of directors (the “Board”) appointed Lisa H. Jamieson to serve as a director, effective immediately. Ms. Jamieson is an attorney at Bourland, Wall and Wenzel P.C. She is Board Certified in Estate Planning and Probate Law by the Texas Board of Legal Specialization and is a Certified Public Accountant. Ms. Jamieson will serve on the Audit, Compensation, Nominating and Governance, and Executive Committees of the Board.

In connection with Ms. Jamieson’s appointment to the Board, Ms. Jamieson is eligible to receive the compensation offered to all of the Company’s non-employee directors for services on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 13, 2018.

There are no arrangements or understandings between Ms. Jamieson and any other person in connection with her appointment as a director of the Company. Ms. Jamieson is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Jamieson and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: August 2, 2019	By:	/S/ CHARLES D. JEHL
Charles D. Jehl
Executive Vice President, Chief Financial Officer & Treasurer